PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E55297-P16916 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED. 1a. Anthony Fischer 1b. David G. Lee For Withhold Anthony Fischer and David G. Lee are each being nominated to serve a three-year term PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MARCH 5, 2019 The Proxy Statement and the Notice of Annual Meeting are available at www.proxyvote.com. E55298-P16916 VIVALDI OPPORTUNITIES FUND THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF VIVALDI OPPORTUNITIES FUND The undersigned hereby appoints Chad Eisenberg and Marc Bassewitz, each with the full power of substitution, and hereby authorizes them to represent and vote, as designated below and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Vivaldi Opportunities Fund (the "Fund") that the undersigned is entitled to vote at the Annual Meeting of shareholders of the Fund to be held at the offices of Drinker Biddle & Reath LLP, 191 N. Wacker Dr., Ste. 3700, Chicago, IL 60606-1698, on March 5, 2019 at 9:30 a.m. Central Time. This proxy when properly executed will be voted in the manner directed therein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in favor of the Board’s nominees for Director named below. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournments, postponements, continuations, or reschedulings thereof. PLEASE SIGN AND DATE ON THE REVERSE SIDE.